As filed with the Securities and Exchange Commission on November 4, 2021
Registration No. 333-______
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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    STATE AUTO FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization	31-1324304 (I.R.S. Employer Identification No.)

518 East Broad Street
Columbus, Ohio 43215-3976
(614) 464-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Melissa Centers, Esq.
Senior Vice President, Secretary, and General Counsel
State Auto Financial Corporation
518 East Broad Street
Columbus, Ohio 43215-3976
(614) 464-5000
(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service of process)
Copies to:
Joseph P. Boeckman, Esq.
Baker & Hostetler LLP
200 Civic Center Drive, Suite 1200
Columbus, Ohio 43215
Telephone: (614) 462-4737
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Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                            Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)    Smaller reporting company [ ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ].
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Shares, without par value	25,000	$51.37	$1,284,250	$119.05

(1)    This registration statement has been filed to register 25,000 common shares for offer and sale under the Monthly Stock Purchase Plan for Independent Agents of State Auto. A total of 1,100,000 common shares were previously registered under this plan, as adjusted for prior stock splits. In the event of a future stock split, stock dividend or similar transaction involving the registrant’s common shares, the number of common shares registered shall automatically be adjusted to cover the additional common shares pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low sale prices of the registrant’s common shares on the NASDAQ Global Select Market on October 29, 2021.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION

STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2021

PROSPECTUS

STATE AUTO FINANCIAL CORPORATION
518 EAST BROAD STREET
COLUMBUS, OHIO 43215-3976
(614) 464-5000

MONTHLY STOCK PURCHASE PLAN FOR INDEPENDENT AGENTS

We are offering 25,000 of our common shares to eligible independent agents of State Auto under the terms of the Monthly Stock Purchase Plan for Independent Agents of State Auto. A complete copy of the Plan is set forth in this prospectus. See “Month Stock Purchase Plan for Agents.”
The Plan offers a convenient and inexpensive method for agents to acquire an ownership interest in our company by having a portion of their commissions automatically deducted and used to purchase our common shares on the open market at current market prices. In addition, if an agent is an “Inner Circle Agent,” as designated by State Auto, State Auto will contribute an amount equal to 5% of the commissions deducted by that agent toward the purchase of additional common shares. Participation in this Plan is voluntary. Agents may enroll in the Plan or withdraw from the Plan at any time, subject to the terms of the Plan. We will pay all brokerage commissions, service charges, and other costs incurred in connection with the purchase of our common shares under the Plan. We have designated Computershare as our agent to administer the Plan.
In order to determine if you meet the definition of an “eligible independent agent,” see “Monthly Stock Purchase Plan for Agents—Eligibility” on page 5 of this prospectus.
Our common shares are traded on the NASDAQ Global Select Market under the symbol “STFC.” On October 29, 2021, the last reported sale price of our common shares on the NASDAQ Global Select Market was $51.31 per share.
Our shareholders have approved a Merger Agreement that provides for the acquisition STFC and State Auto Mutual by Liberty Mutual. The closing of the transactions contemplated by the Merger Agreement remain subject to numerous closing conditions, including the approval of the Merger Agreement by the members of State Auto Mutual, the receipt of required regulatory approvals, and satisfaction of other customary closing conditions. If such transactions are consummated, all of our outstanding common shares, including all common shares purchased by agents under the Plan, will be converted into the right to receive $52.00 per share in cash, without interest and less any applicable withholding taxes, and agents participating in the Plan will no longer have an equity interest in STFC and will not participate in any potential future earnings of STFC. See “Our Company – Acquisition of State Auto by Liberty Mutual” for additional information. See also “Forward-Looking Statements and Risk Factors – Risks Associated with Merger with Liberty Mutual.”

We will not receive any of the proceeds from the sale of common shares under the Plan, but we will pay all costs relating to registering the common shares subject to the Plan under the Securities Act of 1933. These costs are estimated to be approximately $31,000.

RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

This investment involves risks. See “Forward-Looking Statements and Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated ________, 2021.

2

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As used in this prospectus:
•“STFC,” “we,” “us” and “our” refer to State Auto Financial Corporation;
•“State Auto Mutual” refers to State Automobile Mutual Insurance Company, which owns approximately 58.8% of our outstanding common shares;
•“Liberty Mutual” refers to Liberty Mutual Holding Company Inc., the holding company for Liberty Mutual Insurance Company and other insurers in the Liberty Mutual group;
•“State Auto” or the “State Auto Group” refers to our current insurance subsidiaries, State Auto Mutual, and State Auto Mutual’s current insurance subsidiaries and affiliates;
•“You,” “agents” and “eligible independent agents” refer to State Auto’s independent insurance agents;
•The “Plan” refers to the Monthly Stock Purchase Plan for Independent Agents of State Auto; and.
•“Computershare” refers to Computershare Trust Company, N.A., the company that administers the Plan on our behalf.
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When we refer to this prospectus, we mean not only this prospectus but also any documents that are incorporated or deemed incorporated by reference. You should rely only on the information contained in or incorporated by reference into this prospectus or any supplement thereto. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell the common shares offered by this prospectus. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the cover of this prospectus or the date of the document incorporated by reference.
    This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described in this prospectus to any person in any jurisdiction where it is unlawful to make such an offer or solicitation.

i

OUR COMPANY

General

Through our insurance subsidiaries, we are engaged in writing personal and business insurance. As part of the State Auto Group, we pool our insurance business with that of State Auto Mutual and its insurance subsidiaries and affiliates. The State Auto Group markets its insurance products throughout the United States primarily through independent agencies, which include retail agencies and wholesale brokers. The operations of the State Auto Group are headquartered in Columbus, Ohio.

The State Auto Group is rated A- (Excellent) by the A.M. Best Company
Acquisition of State Auto by Liberty Mutual
At a Special Meeting of Shareholders held on September 29, 2021, our shareholders voted to approve an Agreement and Plan of Merger and Combination, dated as of July 12, 2021 (the “Merger Agreement”), by and among STFC, State Auto Mutual, Liberty Mutual, Pymatuning, Inc., a wholly-owned indirect subsidiary of Liberty Mutual (“Merger Sub I”), and Andover, Inc., a wholly-owned direct subsidiary of Liberty Mutual (“Merger Sub II”). The Merger Agreement provides for State Auto Mutual to reorganize (in accordance with all applicable provisions of the Ohio Revised Code) pursuant to a Plan of Reorganization adopted by the board of directors of State Auto Mutual, which reorganization will be effectuated through a merger of Merger Sub II with and into State Auto Mutual, with State Auto Mutual surviving such merger as an Ohio domiciled reorganized stock insurance subsidiary of Liberty Mutual, and Liberty Mutual granting equity rights in Liberty Mutual to each State Auto Mutual member upon the extinguishment of such State Auto Mutual member’s equity rights in State Auto Mutual at the effective time of such merger (the foregoing components of one simultaneous transaction, collectively, the “State Auto Mutual Transaction”). Simultaneously with the State Auto Mutual Transaction, the Merger Agreement provides for Liberty Mutual to effect the acquisition of STFC through the merger of Merger Sub I with and into STFC (the “Merger”) with STFC surviving the Merger as the surviving corporation (the Merger, together with the State Auto Mutual Transaction, the “Transactions”). The Transactions remain subject to numerous closing conditions, including the approval of the State Auto Mutual Transaction by the members of the State Auto Mutual. A membership meeting is scheduled to be held on November 22, 2021 for the members of State Auto Mutual to vote on whether to approve the Transactions. The Transactions are also subject to receipt of required regulatory approvals and satisfaction of other customary closing conditions. See “Forward-Looking Statements and Risk Factors – Risk Associated with Merger with Liberty Mutual.”
If the Transactions are consummated, at the effective time of the Merger (the “Effective Time”), (i) the members of State Auto Mutual will become members of Liberty Mutual; and (ii) each common share of STFC issued and outstanding immediately prior to the Effective Time (other than (1) common shares owned by STFC as treasury shares and common shares owned by Liberty Mutual and its subsidiaries, (2) common shares owned by State Auto Mutual or any of STFC’s subsidiaries, and (3) common shares for which appraisal rights have been properly exercised under Ohio law) will be converted into the right to receive $52.00 per share in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).
Following the completion of the Merger, Liberty Mutual will indirectly own all of STFC’s issued and outstanding common shares, and STFC will become a wholly owned indirect subsidiary of Liberty Mutual. Following the Merger, we will take steps to delist our common shares from trading on the

NASDAQ Global Select Market and to deregister our common shares under the Securities Exchange Act of 1934, as amended, so that we will no longer be required to file periodic and other reports with the Securities and Exchange Commission.
Accordingly, following the completion of the Merger, all common shares purchased by agents under the Plan prior to the Effective Time will be converted into the right to receive the Merger Consideration, and agents participating in the Plan will no longer have an equity interest in STFC and will not participate in any potential future earnings of STFC.
Additional Information Regarding Our Company
State Auto Financial Corporation is an Ohio corporation. Our principal executive offices are located at 518 East Broad Street, Columbus, Ohio 43215. The telephone number of our executive offices is (614) 464-5000.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS
Information both included and incorporated by reference in this prospectus may contain statements that are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, regarding, among other things, our expected financial position and business are forward-looking statements. These forward-looking statements are identified by their use of terms such as: “expect(s),” “intend(s),” “may,” “plan(s),” “should,” “believe(s),” “anticipate(s),” “will,” “project(s),” “estimate(s),” “continue,” “potential,” “opportunity,” “on track” or similar terms. We or our representatives may also make similar forward-looking statements from time to time orally or in writing. We cannot guarantee that we will achieve these plans, intentions or expectations, including completing the Merger on the terms summarized in this prospectus. You are cautioned that these forward-looking statements are subject to a number of risks, uncertainties or other factors that may cause (and in some cases have caused) actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:
Risks Associated with Merger with Liberty Mutual
•the risk that the Merger may not be consummated in a timely manner, if at all;
•the occurrence of events, changes or other circumstances that could give rise to the termination of the Merger Agreement, including under circumstances which may require us (or State Auto Mutual, as applicable) to pay Liberty Mutual a termination fee in the amount of $70,793,307;
•State Auto Mutual may be unable to obtain the approval of its members required for the SAM Transaction;
•the outcome of any legal proceeding instituted against us or others in connection with the Merger;
•conditions to the closing of the Merger may not be satisfied or the Merger Agreement may be terminated prior to the closing;
•our businesses may suffer as a result of uncertainty surrounding the Merger;
•the effect of the announcement of the Merger on our business relationships, operating results, and business generally;
•the amount of the costs, fees, expenses, and charges related to the Merger;
•risks regarding employee retention; and
•diversion of our management’s attention from ongoing business operations.
Other Risks
•if our estimated liability for losses and loss expenses is incorrect, our loss reserves may be inadequate to cover our ultimate liability for losses and loss expenses and may have to be increased;
•the occurrence of catastrophic events could cause volatility in our results of operations and could materially reduce our level of profitability and adversely affect our liquidity and financial position;
•our financial results depend primarily on our ability to underwrite risks effectively and to charge adequate rates to policyholders;

•a downgrade in our financial strength ratings may negatively affect our business and reputation and a downgrade in our credit rating could negatively affect the cost and availability of debt financing;
•the impact of COVID-19 to our claims and claim coverages;
•our business success and profitability depend, in part, on effective information technology and telecommunication systems, and if we are unable to keep pace with the rapidly developing technological advancements in the insurance industry, our ability to compete effectively could be impaired;
•Our highly automated and networked organization is subject to cyber-terrorism and a variety of other cyber-security threats, which come in a variety of forms, such as viruses and malicious software, and can be difficult to prevent or detect, and if experienced, could interrupt or damage our operations, harm our reputation or have a material adverse effect on our operations;
•economic conditions may adversely affect our business;
•adverse capital and credit market conditions may negatively affect our ability to meet unexpected liquidity needs or to obtain credit on acceptable terms;
•our retail agents, who are part of the independent agency distribution channel, are our sole distribution method for our personal and business insurance segments, and our exclusive use of such distribution may constrain our ability to grow at a comparable pace to our competitors that utilize multiple distribution channels;
•our business is heavily regulated, and changes in regulation may reduce our profitability and limit our growth;
•tax legislation initiatives or challenges to our tax positions could adversely affect our results of operations and financial condition;
•developing claim and coverage issues in our industry are uncertain and may adversely affect our insurance operations;
•we may suffer losses from litigation, which could materially and adversely affect our operating results or cash flows and financial condition;
•the performance of our investment portfolios is subject to various investment risks, such as market, credit, concentration, liquidity, and interest rate risks, and such risks could result in material adverse effects to our results of operations, cash flows and financial position; and
•our industry is highly competitive, which could adversely affect our sales and profitability.
These factors may not constitute all of the factors that could cause actual results to differ materially from those discussed in any forward-looking statement. We operate in a continually changing business environment and new factors emerge from time to time. We cannot predict such factors nor can we assess the impact, if any, of such factors on our financial position or our results of operations. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.
The foregoing factors and other important factors that could cause actual results to differ materially from our expectations are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2020, in Item 1A – Risk Factors, as updated by our most recent Quarterly Reports on Form 10-Q, which are available at http://www.sec.gov. Those risk factors are incorporated by reference into this prospectus. See “Where You Can Find More Information.” All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.
We assume no obligation to update any forward-looking information contained in this prospectus, as well as any statements incorporated by reference in this prospectus, which speak as of the respective dates thereof, except as otherwise required by law.
MONTHLY STOCK PURCHASE PLAN FOR AGENTS

Introduction to the Plan

The Plan provides agents with a convenient and inexpensive method to acquire ownership in STFC by offering them an opportunity to purchase STFC’s common shares through automatic deductions from their commissions. We will pay all costs and service charges incurred in connection with the purchase of STFC’s common shares through the Plan. Participation is voluntary. Agents who elect to participate may enroll in the Plan or withdraw from the Plan at any time, subject to the terms of the Plan. We have designated Computershare to serve as our agent to administer the Plan.

A unique feature of the Plan relates to “Inner Circle Agents.” For Inner Circle Agents, State Auto will add an amount equal to 5% of the commissions deducted by such agents (the “Bonus Commission”). The Bonus Commission will then be used to purchase additional common shares pursuant to the Plan for such agents.

Each participating agent, referred to as a “Participant,” should understand that the relationship between the Participant and Computershare is that of client and broker/agent. Neither us, State Auto Mutual, nor any of our respective affiliates assume any responsibility for this relationship or serve in any capacity in this relationship. In seeking the benefits of ownership of STFC’s common shares, each Participant must also accept all of the risks associated with an investment in the common shares. The market value of STFC’s common shares is subject to fluctuations caused by any number of factors, both internal and external. Consequently, you may lose money under the Plan. See “Forward-Looking Statements and Risk Factors.”

Eligibility

All principals of active agencies who are entitled to receive commissions from State Auto are eligible to participate in the Plan.

How the Plan Works

Opening of Account. Computershare will open and maintain an account in the name of each agent who elects to participate in the Plan.

Purchase of Common Shares. Participants may purchase STFC’s common shares by having commissions deducted (including Bonus Commissions for Inner Circle Agents) and by making additional voluntary cash payments of up to $10,000 per month. All voluntary cash payments must be made by a check or money order made payable to “Computershare.” Commission deductions and cash payments from all Participants will be commingled and used by Computershare to purchase STFC’s common shares on the 10th day of each month, or the next business day if the 10th day is not a business day for Computershare or if the Nasdaq stock market is not open for trading. Participants should keep this in mind when making cash payments, because no interest will be paid on cash in a Participant’s account. Computershare will credit all common shares purchased under the Plan, including fractional common shares carried to three decimal places, to each Participant’s account. All purchases of STFC’s common shares will be made at current market prices.

Sale of Common Shares. Participants may sell common shares purchased under the Plan in either of two ways. The Participant may ask Computershare for a certificate for the common shares, which will allow the Participant to sell the common shares through a broker or dealer. Such a request must be submitted in writing and sent to Computershare by mail or e-mail. Alternatively, the Participant may ask Computershare to arrange the sale of the common shares. Computershare will provide the Participant with a form to provide instructions to Computershare regarding the sale of common shares. All sales of common shares will be made at the then-current market prices and will be made on the next Friday, if the next Friday is a day on which Computershare and the Nasdaq stock market are open for business and trading.

Brokerage Commissions and Other Expenses. We will pay all brokerage commissions, service charges, and other costs and expenses related to the purchase of our common shares under the Plan. However, regardless of the method of sale, the Participant must pay all brokerage commissions, service charges, and other costs and expenses associated with the sale of our common shares.

Statement of Account. Each time common shares are purchased for a Participant’s account, Computershare will send the Participant a detailed statement of his or her account. The statement will show the amount of funds invested from commission deductions (including Bonus Commissions for Inner Circle Agents) and direct cash payments, the number of common shares purchased, the price per common share, and the total number of common shares held in the Participant’s account. The statement will include a detachable form to be used to give Computershare notice of a change of address, instructions for the sale or withdrawal of common shares, or to deposit cash payments.

Custody of Common Shares. Computershare will hold all common shares in safekeeping until a Participant terminates his or her participation in the Plan. This convenience provides protection against any loss, theft, or destruction of share certificates. However, upon a Participant’s written request, the Participant may obtain a certificate for any full common shares in his or her Account.

Voting and Receipt of Reports from STFC. Each Participant in the Plan will direct the voting of all full and fractional common shares in his or her account and will receive all literature sent to STFC’s shareholders.

Additional Terms and Conditions. In addition to the foregoing matters, Computershare will have the sole discretion to determine the following:

(i)the price per share of the STFC common shares it buys or sells on behalf of a Participant;
(ii)where purchases or sales may be made, whether on any securities exchange where the shares of STFC are traded, in the over-the-counter market, or in negotiated transactions;
(iii)the terms of purchase or sale, including the timing thereof and the method of delivery; and
(iv)the selection of the stock broker or other agent from, to or through which purchases and sales are made.

Shares to be sold will be commingled with STFC shares of other Participants requesting sales in the same week. Reinvested dividends and other funds to be invested may be commingled with those of other Participants.

Computershare will have no responsibility as to the market value of the common shares acquired for any Participant’s account. Computershare will have no liability in connection with its ability to purchase or sell STFC common shares for reasons beyond its control. No interest is due or payable to any Participant on funds held by Computershare pending investment or refund.

Any share dividends, share splits or proceeds of sale of stock purchase rights on STFC common shares held for Participants in their Plan accounts will be credited to the Plan accounts.

Computershare may deduct any service fees or brokerage commissions from sale proceeds for any STFC common shares sold under the Plan.

Any fractional interest in a full common share will be paid in cash upon sale of STFC common shares or termination of participation. Certificates for fractional shares will not be issued.

How to Participate

To participate in the Plan, an agent must:

(i)Complete and sign a (1) Commission Deduction Authorization and (2) Purchase Order. To obtain these forms, call STFC’s Manager, Investor Relations, at (614) 464-5000.
(ii)Return the completed and signed forms to:
Manager, Investor Relations
State Auto Financial Corporation
518 East Broad Street
Columbus, Ohio 43215-3976

After we receive the Commission Deduction Authorization and the Purchase Order, we will send both forms to Computershare. Computershare will then open the Participant’s account.

Each Participant must specify on the Commission Deduction Authorization form the amount to be withheld from his or her commission disbursements. Participants must deduct a minimum of $50 per month. The amount deducted will remain in effect until it is revised or terminated. To change the amount of the deduction or terminate the deduction, Participants must submit a written request to STFC on a form that we will provide upon request. The request must be made using STFC’s form. All requests to enroll in the Plan or to terminate deductions will become effective as soon as practicable after we receive the request.

For Inner Circle Agent Participants, State Auto will automatically cause the Bonus Commission (5% of the amount of the commission that the Inner Circle Agent Participant has authorized to be deducted) to be added to the amount forwarded to Computershare on behalf of the Inner Circle Agent. The Bonus Commission will continue for the period of time the Participant remains an Inner Circle Agent and the Plan remains in effect.

All amounts deducted from commission disbursements pursuant to the Commission Deduction Authorization will be commingled and forwarded monthly by State Auto to Computershare together with a list of the amounts deducted for each Participant’s Account. We have reserved the right to terminate the Plan and to discontinue the use of its commission deduction facilities for this purpose at any time.

Dividend Disbursements

Dividends earned on common shares in the Participant’s account, as they become payable by STFC, will be automatically reinvested by Computershare for the benefit of each Participant pursuant to the provisions of STFC’s dividend reinvestment plan. A Participant may elect to have dividends paid by check by notifying Computershare in writing. Contact Computershare for a Payment Election Form. If so requested, dividend checks will be mailed on or before each dividend payment date.

Tax Information

Bonus Commissions are taxable to the Inner Circle Agents as having been received in cash even though they are used to purchase common shares under the Plan. In addition, the Internal Revenue Service has ruled that the amount of brokerage commissions paid by us for common shares purchased on a Participant’s behalf must be treated as a distribution to the Participant subject to income tax in the same manner as dividends and reported on tax form 1099-DIV. Proceeds for shares sold under the Plan will be reported on tax form 1099-B for the year in which the payment was made.

Termination of Plan Participation

A Participant may terminate his or her participation in the Plan at any time by sending written notice to Computershare at the following address:

Computershare Trust Company, N.A.
P.O. Box 43078
Providence, Rhode Island 02940-3078

E-mail notices may be sent to the following: web.queries@computershare.com
Participants should also send copy of the termination notice to STFC at the following address:

Manager, Investor Relations
State Auto Financial Corporation
518 East Broad Street
Columbus, Ohio 43215-3976

Plan Information

Any questions or correspondence about the Plan should be addressed to:

Computershare Trust Company, N.A.
P.O. Box 43078
Providence, Rhode Island 02940-3078

Participants may also call Computershare at (800) 622-6757 or e-mail Computershare at web.queries@computershare.com.
USE OF PROCEEDS

We will not receive any of the proceeds from the offer and sale of the common shares under the Plan.
LEGAL MATTERS

Certain legal matters regarding the common shares to be issued under the Plan have been passed upon for us by Baker & Hostetler LLP, Columbus, Ohio.

EXPERTS

The financial statements as of December 31, 2020 and for the year then ended and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.
The financial statements as of December 31, 2019 and for the year then ended incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.
Documents incorporated by reference in the future will include financial statements, related schedules and independent auditors’ reports.  The financial statements and schedules will have been audited to the extent and for the periods set forth in the reports by the independent auditors.  To the extent the auditors consent, the audited financial statements and schedules will be incorporated by reference in reliance upon the reports given upon the authority of the independent auditors as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the United States Securities and Exchange Commission (“SEC”). You may read and copy such materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding users that file electronically with the SEC at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we may disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. The information that we later file with the SEC will automatically update and supersede the information contained in this prospectus and the information incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, hereinafter referred to as the “Exchange Act,” to the extent that such documents are deemed “filed” with the SEC for purposes of the Exchange Act:

•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;
•Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021;
•Our Current Reports on Form 8-K filed on February 18, 2021, March 1, 2021, April 6, 2021, April 9, 2021, May 3, 2021, May 6, 2021, May 18, 2021, July 12, 2021, August 5, 2021, September 28, 2021, September 30, 2021 and November 4, 2021;
•Our Definitive Proxy Statement on Schedule 14A, dated March 31, 2021, used in connection with our annual meeting of shareholders held on May 14, 2021; and
•Our Definitive Proxy Statement on Scheduled 14A, dated August 27, 2021, along with the Definitive Additional Materials on Schedule 14A filed on September 7, 2021 and September 28, 2021, used in connection with a special meeting of shareholders held on September 29, 2021, related to the adoption of the Merger Agreement by and among STFC, State Auto Mutual, Liberty Mutual, Merger Sub I, and Merger Sub II.
You may obtain copies of any documents incorporated by reference in this prospectus from us without charge, excluding exhibits to those documents unless we have specifically incorporated by reference such exhibits in this prospectus, by making a request to us by telephone or in writing. Requests should be directed to Manager, Investor Relations, State Auto Financial Corporation, 518 East Broad Street, Columbus, Ohio 43215, telephone number (614) 464-5000. You can also find any of the documents incorporated by reference into this prospectus, along with any of our other SEC reports, on our website (http://www.stateauto.com).

We have filed a Registration Statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement on Form S-3, does not contain all the information set forth in that Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We are referring you to that Registration Statement and to the exhibits for further information with respect to us and the securities offered hereby. The statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, we refer you to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the sale of the securities being registered hereby are as follows, all of which will be borne by State Auto Financial Corporation (the “Company”):

SEC Registration Fee	$119
Legal fees and expenses	10,000
Accounting fees and expenses	20,000
Miscellaneous expense	881
Total	$31,000

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

Section 6.1 of Article 6 of the Company’s Amended and Restated Code of Regulations, as amended (collectively, the “Code of Regulations”), contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Code of Regulations provides for the indemnification of its officers, directors, employees, and agents, or persons who are serving or have served at the request of the Company as director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against all expenses with respect to any judgments, fines, and completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or by the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that: (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; or (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding, may be paid by the Company in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by the indemnified person to repay such amount in the event that indemnification shall be deemed improper.

The Company has entered into indemnification agreements with each of its directors. These agreements generally: (i) confirm the existing indemnity provided to them under the Code of Regulations and assure that this indemnity will continue to be provided; and (ii) provide that, in addition, the directors shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in any threatened, pending, or completed action or proceeding, including any action by or in the right of the Company or at the request or with the consent of the Company as a trustee, director, officer, employee, or agent of another corporation or enterprise. Coverage under the contracts is excluded: (a) to the extent the director is indemnified under directors’ and officers’ liability insurance maintained by the Company;

(b) on account of conduct that is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; (c) if a final court of adjudication shall determine that such indemnification is not lawful; or (d) on account of any suit in which judgment is rendered against the director for an accounting of profits made from the purchase or sale by the director of securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934 or any similar provision. The indemnification agreements are applicable to all claims asserted after their effective dates, whether arising from acts or omissions occurring before or after their effective dates.

The Company has purchased a liability policy to indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions set forth in the policy.

ITEM 16.  EXHIBITS

A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this Registration Statement is set forth in the Exhibit Index on page II-5.

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

    (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

    (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on November 4, 2021.
                            STATE AUTO FINANCIAL CORPORATION

                            By: /s/ Michael E. LaRocco
    Michael E. LaRocco, Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Michael E. LaRocco                            November 4, 2021
Michael E. LaRocco, Chairman, President and
Chief Executive Officer (principal executive officer)
/s/ Steven E. English                            November 4, 2021
Steven E. English, Senior Vice President
and Chief Financial Officer (principal financial officer)
/s/ Matthew R. Pollak                            November 4, 2021
Matthew R. Pollak, Vice President, Treasurer
and Chief Accounting Officer (principal accounting officer)
Robert E. Baker*                            November 4, 2021
Robert E. Baker, Director
Michael E. Fiorile*                            November 4, 2021
Michael E. Fiorile, Director
Kym M. Hubbard*                            November 4, 2021
Kym M. Hubbard, Director
David R. Meuse*                            November 4, 2021
David R. Meuse, Director
Setareh Pouraghabagher*                        November 4, 2021
Setareh Pouraghabagher, Director
S. Elaine Roberts*                            November 4, 2021
S. Elaine Roberts, Director
Dwight E. Smith*                            November 4, 2021
Dwight E. Smith, Director
*    The undersigned hereby executes this Registration Statement on behalf of each of the indicated directors of the Registrant pursuant to powers of attorney executed by such directors and filed as an exhibit to this Registration Statement.
/s/ Steven E. English                            November 4, 2021
Steven E. English

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
5.01	Opinion of Baker & Hostetler LLP
23.01	Consent of PricewaterhouseCoopers LLP
23.02	Consent of Ernst & Young LLP
23.03	Consent of Baker & Hostetler LLP (contained in Exhibit 5.01)
24.01	Powers of Attorney